UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): December 16, 2019

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Director Compensation Arrangements in Which an Executive Officer Participates.

German American Bancorp Inc. (the “Company”) compensates the members of its Board of Directors (the “Board”) for their service to the Company and the Company’s subsidiaries based on a twelve-month period commencing July 1 and ending on June 30 of the following year. As previously reported, on July 11, 2019, the Company made lump sum cash payments to each of its directors, including Mark A. Schroeder (who is also the Company’s Chairman and Chief Executive Officer), representing annual and supplemental retainers for their services during the twelve-month service period commencing July 1, 2019, in each case, as set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2019.

In addition, at the time the Board approved director compensation for the current twelve-month service period, it also determined that the Board should consider, at its regular meeting to be held in December 2019, the award of additional retainers in the form of grants (under the Company’s 2019 Long-Term Equity Incentive Plan (the “Plan”)) of shares of the Company’s common stock, no par value, that are subject to certain vesting requirements and transferability restrictions (“Restricted Stock”), with a market value of not more than $25,000 per director. The Board resolved that its decision to be made in December 2019 of whether to grant such additional retainers in the form of Restricted Stock (and if so, how much) should be determined at that time, based on the Board’s perception of prevailing financial conditions (including the Company’s then-expected operating results for 2019) and such other factors as the Board may then deem relevant.

At its regular meeting held December 16, 2019, the Board considered the award of additional retainers as contemplated by the earlier Board action, and determined to grant $24,990.65 in value of Restricted Stock of the Company (the “Award”) as an additional retainer to each of the current members of the Board, including Mr. Schroeder, under the Plan. Accordingly, 713 shares of Restricted Stock of the Company (restricted as to transferability and vesting under the terms of the resolutions granting the Awards) were issued to each of the Company’s 15 directors (including Mr. Schroeder) effective as of the close of business on December 16, 2019, or an aggregate of 10,695 shares.

Under the terms of the Award resolutions (and except as modified for director Christina M. Ernst as indicated below), none of the grants of Restricted Stock will be transferable prior to December 31, 2020, and each Award will be (i) fully forfeited and all shares issued under the Award will be cancelled should the holder of the Award not continue in service as a director of the Company through December 31, 2020 for any reason other than death or disability, and (ii) subject to a 50% forfeiture (for any reason other than disability) should a director fail to attend in person at least 75% of the aggregate number of meetings of the Board and the other corporate, subsidiary or affiliate boards and committees on which he or she was a member during the period commencing on January 1, 2020 through December 31, 2020, or fail to attend (other than by reason of disability, illness or bona fide emergency) the Company’s annual meeting of shareholders held in 2020.

In the case of Ms. Ernst (who will be ineligible to stand for re-election in 2020 as a result of her reaching the retirement age set forth in the Company’s Bylaws), the Award resolutions specify (in lieu of the December 31, 2020 measurement date specified above) the date of May 21, 2020, as the date for measuring vesting of the Award, which date is the scheduled date of the annual meeting of shareholders at which the successor of Ms. Ernst, if any, will be elected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2019	By:	GERMAN AMERICAN BANCORP, INC. /s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer